[Denver, Colorado]
                                                               [Tucson, Arizona]
                                                             [Fort Worth, Texas]
                                                                 [Austin, Texas]

================================================================================












               CONTRACT OF ACQUISITION AND AGREEMENT TO MAKE LOAN


                                     between


                      HEALTH CARE PROPERTY INVESTORS, INC.,
                                    as Buyer


                                       and


                              ARCPI HOLDINGS, INC.,
                                    as Seller


                         Dated as of September 23, 2003













================================================================================

               CONTRACT OF ACQUISITION AND AGREEMENT TO MAKE LOAN

     This Contract of Acquisition and Agreement to Make Loan (this "Agreement") is dated as of September 23, 2003 between HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation ("Buyer"), and ARCPI HOLDINGS, INC., a Delaware corporation ("Seller").

                                    RECITALS
                                    --------

     A. Prior to the transactions contemplated by this Agreement, Seller owns 90.2% of the outstanding membership interests in each of ARC SC Holdings, LLC, a Delaware limited liability company ("SC Holdings"), and Fort Austin Real Estate Holdings, LLC, a Delaware limited liability company ("Fort Austin"). Buyer owns 9.8% of the outstanding membership interests in SC Holdings. Buyer's Affiliate (as defined below), Texas HCP Holding, L.P., a Delaware limited partnership ("Texas HCP"), owns 9.8% of the outstanding membership interests in Fort Austin.


     B. SC Holdings, through its wholly-owned subsidiary, ARC Santa Catalina Real Estate Holdings, LLC, a Delaware limited liability company ("ARC Santa Catalina") owns the Tucson Facility (as defined below), and Fort Austin owns the Denver Facility, the Austin Facility and the Fort Worth Facility (as such terms are defined below).


     C. Phase II Lessors and Phase II Lessees are parties to that certain Existing Phase II Master Lease (as such terms are defined below). Each of the Phase II Lessors and Phase II Lessees are Affiliates of Seller.


     D. In accordance with the terms of the Existing Phase II Master Lease and immediately prior to the Closing (as defined below), Phase II Lessors desire to
(i) separate and remove the Tucson Facility, Austin Facility and Fort Worth Facility from the Existing Phase II Master Lease and require the applicable Phase II Lessees to execute and deliver the New Separated Lease (as defined below) with respect to such Facilities, and (ii) terminate the Existing Phase II Master Lease with respect to the Denver Facility.


     E. Subsequent to the termination of the Denver Facility from the Existing Phase II Master Lease and the separation of the Tucson Facility, Austin Facility and Fort Worth Facility from the Existing Phase II Master Lease but still immediately prior to the Closing hereunder, (i) ARC Santa Catalina will be making a liquidating distribution to SC Holdings, and (ii) both SC Holdings and Fort Austin will be making liquidating distributions to Buyer, Seller and Texas HCP, as applicable, all as more particularly set forth in the Distribution Agreements (as defined below).


     F. In connection with such distributions, (i) ARC Santa Catalina will be assigning all of its interests as "Lessor" in the New Separated Lease to SC Holdings, and (ii) SC Holdings and Fort Austin will be assigning all of their respective interests as "Lessor" in the New Separated Lease to Buyer, Texas HCP and Seller, all as more particularly described in the Distribution Agreements.

     G. As a result, Seller and Buyer will respectively own (i) a 92.52% and a 7.48% tenancy-in-common interest in the Tucson Facility (including the correlating respective interests (A) as "Lessor" under the New Separated Lease for the Tucson Facility and (B) of the outstanding principal and accrued interest under the GMAC Loan), (ii) Seller and Texas HCP will respectively own a 91.56% and a 8.44% tenancy-in-common interest in the Denver Facility (including the correlating respective interests of the outstanding principal and accrued interest under the GECC Loan), and (iii) Seller and Texas HCP will respectively own a 91.56% and a 8.44% tenancy-in-common interest in each of the Austin Facility and the Fort Worth Facility (including the correlating respective interests (A) as "Lessor" under the New Separated Lease for the Ft. Worth Facility and the Austin Facility and (B) of the outstanding principal and accrued interest under the GECC Loan).


     H. Seller desires to transfer to Buyer, and Buyer and/or Buyer's Affiliate desires to acquire, Seller's respective tenancy-in-common interests ("Seller's Applicable Interest") in the Properties (as hereinafter defined), which such transfer(s) may be effectuated by Seller executing and delivering deeds for such interest in the Properties, or one or more portions thereof, bills of sale and assignments with respect to the Seller's Applicable Interest in the Personal Property (as hereinafter defined) for each such Property, and an assignment and assumption agreement with respect to Seller's Applicable Interest in the New Separated Lease;


     I. Concurrently therewith, Buyer and/or Buyer's designee will be entering into that certain Master Lease with respect to the Denver Facility by and between Buyer and/or Buyer's designee, as lessor, and Park Place Investments, LLC, a Kentucky limited liability company, as lessee (the "Denver Lease"); and

     J. In addition, Buyer or its Affiliate desires to make and Seller desires to receive a loan, which is to be secured by a deed of trust on the Land Loan Secured Property (as defined below).

              NOW, THEREFORE, the parties hereto agree as follows:

                                   Article 1.

                                   DEFINITIONS
                                   -----------

     For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable; (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement; (iv) the word "including" shall have the same meaning as the phrase "including, without limitation," and other phrases of similar import; and (v) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     1031 Exchange: As defined in Article VIII.

     Affiliate: As defined in the Existing Phase II Master Lease.

     Am South: AmSouth Bank, an Alabama banking corporation.

     Am South Loan: The first mortgage loan made by Am South and secured by the Land Loan Secured Property.

     Applicable Rate: As defined in Section 2.8.

     ARC: American Retirement Corporation, a Tennessee corporation.

     ARC Santa Catalina: As defined in the Recitals.

     Assignment and Assumption of Lease: That certain Assignment and Assumption of Lease dated of even date herewith by and between Seller, as assignor, and Buyer, as assignee, pursuant to which Buyer will assume all of Seller's right, title and obligations under the New Separated Lease, as more particularly set forth therein.

     Austin Facility: The land and all related improvements, fixtures and appurtenances of the continuing care retirement community facility comprised of 149 independent living units, 30 assisted living units and 90 skilled nursing beds, located at 1034 Liberty Park Drive in Austin, Texas, which land is more particularly described on Exhibit A-1 attached hereto.

     Beneficiary Demand Statements: The statements from the applicable lenders setting forth the amount necessary (including prepayment expenses) to pay in full all amounts owing under the GMAC Loan, the GECC Loan or the Am South Loan, as the case may be.

     Bill of Sale and Assignment: Each bill of sale and general assignment substantially in the form attached hereto as Exhibit B conveying all of Seller's rights, title and obligations in and to the Personal Property of each Property to Buyer.

     Buyer's Legal Costs: Collectively, the legal fees, expenses and disbursements to counsel incurred by Buyer in connection with the preparation and negotiation of this Agreement, the other Transaction Documents and the Exhibits hereto and thereto, the review of diligence materials, documents and other information relating to each Property and the consummation of the transactions contemplated hereunder and the Exhibits hereto. As used herein, legal fees and expenses shall include both outside legal fees and expenses as well as legal fees and expenses of Buyer's in-house counsel. For purposes of the foregoing, outside legal fees for attorney time shall be billed at the normal hourly rate charged by Buyer's counsel and legal fees for in-house attorney time shall not be in excess of $375.00 per hour.

     Buyer's Transaction Costs: Collectively, Buyer's Legal Costs and the other fees and expenses of and disbursements made by Buyer in connection with the transactions contemplated hereby, the Exhibits hereto and the Transaction Documents, including appraisal costs, engineering fees, accountants and other professional fees, environmental audits and travel expenses.

     Closing: The transactions taking place on the Closing Date.

     Closing Date: The date on which Buyer or Texas HCP, as the case may be, receives conveyance of good and marketable title to Seller's rights, title and interest in and to the Properties, and after giving effect to the transactions contemplated by the Distribution Agreements, free and clear of all liens, claims and encumbrances (except Permitted Exceptions), which date is estimated to be September 23, 2003.

     Code: The Internal Revenue Code of 1986, as amended.

     Commencement Date: As defined in the New Separated Lease.

     Commercial Occupancy Arrangement: With respect to the Denver Facility, as defined in the Denver Lease. With respect to the Tucson Facility, Austin Facility or Fort Worth Facility, as defined in the New Separated Lease.

     Commitment    Fee   Deposit:    As   defined   in   Section   2.6   herein.

     Commitment Letter: The letter of intent and agreement dated July 18, 2003 between Buyer and American Retirement Corporation setting forth the terms and conditions of certain proposed transactions, including the transaction contemplated herein.

     Condemnation: With respect to the Denver Facility, as defined in the Denver Lease. With respect to the Tucson Facility, Austin Facility or Fort Worth Facility, as defined in the New Separated Lease.

     Deed: Each Warranty Deed, as applicable, in form acceptable to Buyer, conveying Seller's Applicable Interest in the applicable Property to Buyer.

     Denver Consent Agreement: That certain Security Agreement and Consent to Management Engagement dated of even date herewith by and between Denver Lessee, Buyer and Denver Manager.

     Denver Facility: The land and all related improvements, fixtures and appurtenances of the continuing care retirement community facility comprised of 176 independent living units, 43 assisted living units and 17 Alzheimer's care beds, located at 111 Emerson Street in Denver, Colorado, which land is more particularly described on Exhibit A-2 attached hereto.

     Denver Guaranty: That certain Guaranty of Obligations of even date herewith, to be executed by Randall J. Bufford, with respect to the obligations of Denver Lessee under the Denver Lease.

     Denver Lease: That certain Master Lease dated of even date herewith by and between Buyer, as lessor, and Fort Austin Operator, as lessee, relating to the Denver Facility.

     Denver Lessee: Park Place Investments, LLC, a Kentucky limited liability company.

     Denver Management Agreement: That certain Management Agreement dated of even date herewith by and between Denver Lessee and Denver Manager with respect to the Denver Facility.

     Denver  Manager:   Fort  Austin  Limited   Partnership,   a  Texas  limited
partnership.

     Denver Transaction Documents: Collectively, the Denver Consent Agreement, Denver Guaranty, Denver Lease and [Denver Management Agreement], together with all other agreements, documents and/or instruments to be executed and/or delivered pursuant to and in connection therewith.

     Distribution Agreements: Collectively, (i) that certain Distribution Agreement of even date herewith by and between ARC Santa Catalina and SC Holdings, (ii) that certain Distribution Agreement of even date herewith by and between SC Holdings, Buyer and Seller, and (iii) that certain Distribution Agreement of even date herewith by and between Fort Austin, Texas HCP and Seller. Facilities: Collectively, the Denver Facility, the Tucson Facility, the Fort Worth Facility and the Austin Facility (each, a "Facility").

     Existing Phase II Master Lease: That certain Master Lease dated September 30, 2002 by and among the Phase II Lessors, as Lessors and the Phase II Lessees, as Lessees, together with all amendments thereto.

     First Amendment to Existing Phase II Master Lease: That certain First Amendment to Master Lease among Fort Austin, ARC Santa Catalina, ARC Richmond Place Real Estate Holdings, LLC, ARC Holland Real Estate Holdings, LLC, ARC Sun City Center Real Estate Holdings, LLC, ARC Lake Seminole Square Real Estate Holdings, LLC and ARC Brandywine Real Estate Holdings, LLC, as Lessors, and Fort Austin Limited Partnership, ARC Santa Catalina, Inc., ARC Richmond Place, Inc., Freedom Village of Holland, Michigan, Freedom Village of Sun City Center, Ltd., Lake Seminole Square Management Company, Inc., Freedom Group-Lake Seminole Square, Inc., and ARC Brandywine, LLC as Lessees dated as of the date herewith.

     Flood Hazard Area: An area designated by the Federal Emergency Management Agency and/or the Secretary of Housing and Urban Development as having special flood hazards.

     Fort Austin: As defined in the Recitals.

     Fort Austin Operator: Fort Austin Limited Partnership, a Texas limited partnership.

     Fort Austin Secured Lender: The holder of the GECC Loan.

     Fort Worth Facility: The land and all related improvements, fixtures and appurtenances of the continuing care retirement community facility comprised of 214 independent living units, 40 assisted living units and 122 skilled nursing beds, located at 5301

Bryant Road in Fort Worth, Texas, which land is more particularly described on Exhibit A-3 attached hereto.

     GECC Loan: The first mortgage loan made by General Electric Capital Corporation in favor of Fort Austin and Fort Austin Operator, which loan is secured by a deed of trust or mortgage on the Fort Worth Facility, the Austin Facility and the Denver Facility.

     GMAC Loan: The first mortgage loan made by GMAC Commercial Mortgage Corporation in favor of ARC Santa Catalina and SC Operator, which loan is secured by a deed of trust or mortgage on the Tucson Property.

     Governmental Authority: The United States, the state or commonwealth, county, parish, city and political subdivisions in which the applicable Property is located or which exercise jurisdiction over such Property or use of the respective Facility thereon for all uses contemplated by the Lease, and any court administrator, agency, department, commission, board, bureau or instrumentality or any of them which exercises jurisdiction over such Property or the construction or use of such Property for all uses contemplated by the Existing Phase II Master Lease, the New Separated Lease or the Denver Lease, as applicable.

     Governmental Requirement: Any law, ordinance, order, rule, regulation, decree or similar edict of a Governmental Authority.

     Guaranty: That certain Guaranty of Obligations of even date herewith to be executed by Guarantor, with respect to the obligations of Fort Austin Operator and SC Operator under the New Separated Lease.

     Guarantor: ARCPI Holdings, Inc.

     Hazardous Substances: With respect to the Denver Facility, as defined in the Denver Lease. With respect to the Tucson Facility, Austin Facility or Fort Worth Facility, as defined in the New Separated Lease.

     HCPI Loan Agreement: That certain Loan Agreement dated August 14, 2002, as amended, pursuant to which Health Care Property Investors, Inc., as lender, made a loan to ARCPI Holdings, Inc., as borrower, in the original principal amount of One Hundred Twelve Million Seven Hundred Fifty Thousand Dollars ($112,750,000), together with all amendments thereto.

     HCPI Loan Amendment: That certain Second Amendment to the HCPI Loan Agreement dated of even date herewith by and between Buyer and Seller.

     Health Care Licenses: As defined in Section 3.10.

     Intangible Property: All Permits and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with a Property, including all rights of Seller in and to all Plans and Specifications, leases, contract rights, agreements, water rights and reservations, zoning rights, business licenses, warranties and guaranties (including those relating to construction and/or fabrication) related to a Property, or any part thereof.

     Issuing Agencies: As defined in Section 3.10.

     Land Loan: As defined in Section 2.9.

     Land Loan Deed of Trust: As defined in Section 2.9(a).

     Land Loan Note: As defined in Section 2.9(a).

     Land Loan Secured Property: Those parcels of unimproved land set forth in Exhibit F attached hereto and incorporated herein by this reference.

     Land Loan Transaction Documents: Collectively, the Land Loan Deed of Trust, Land Loan Note and Restrictive Covenant, together with all other agreements, documents and/or instruments to be executed and/or delivered pursuant to and in connection therewith.

     Net Wire: Any wire transfer by Buyer to Title Insurer, Seller, or other appropriate party designated by Seller and Buyer for purposes of funding all or a portion of the acquisition of the Properties, or any of them, hereunder.

     Net Wire Date: The date of any Net Wire.

     New Separated Lease: That certain Master Lease dated of even date herewith by and between ARC Santa Catalin and Fort Austin, collectively, as lessor, and SC Operator and Fort Austin Operator, collectively and jointly and severally, as lessee, with respect to the Tucson Facility, Fort Worth Facility and Austin Facility.

     Officer's Certificate: A certificate of Seller signed by an officer authorized to so sign by its board of directors or by-laws or by equivalent governing documents or managers.

     Organizational Documents: Collectively, as applicable, the articles or certificate of incorporation, certificate of limited partnership or certificate of limited liability company, by-laws, partnership agreement, operating company agreement, trust agreement, statement of partnership, fictitious business name filings and all other organizational documents relating to the creation, formation and/or existence of a business entity, together with resolutions of the board of directors, partner or member consents, trustee certificates, incumbency certificates and all other documents or instruments approving or authorizing the transactions contemplated hereby and the Exhibits hereto.

     Permits: All permits, licenses, approvals, entitlements and other authorizations issued by Governmental Authorities relating to a Facility including certificates of occupancy, those required in connection with the ownership, planning, development, construction, use, operation and/or maintenance of such Facility for its Primary Intended Use, and all amendments, modifications, supplements, general conditions and addenda thereto, other than any licenses or permits included within the definition of Excluded Property.

     Permitted Exceptions: Collectively, (i) liens for taxes, assessments and governmental charges not yet past due and payable or delinquent and (ii) such other title exceptions as Buyer may approve, in its sole and absolute discretion.

     Personal Property: Collectively, Lessor's Personal Property (as defined in the Existing Phase II Master Lease), together with those specific items of tangible personal property for each Facility described respectively on Exhibits E-1 through E-4 attached hereto.

     Phase II Lessees: Collectively, and jointly and severally, Fort Austin Limited Partnership, ARC Santa Catalina, Inc., ARC Richmond Place, Inc., Freedom Village of Holland, Michigan, Freedom Village of Sun City Center, Ltd., Lake Seminole Square Management Company, Inc., Freedom Group-Lake Seminole Square, Inc., and ARC Brandywine, LLC.

     Phase II Lessors: Collectively, as their interests may appear in the Existing Phase II Master Lease, Fort Austin Real Estate Holdings, LLC, ARC Santa Catalina Real Estate Holdings, LLC, ARC Richmond Place Real Estate Holdings, LLC, ARC Holland Real Estate Holdings, LLC, ARC Sun City Center Real Estate Holdings, LLC, ARC Lake Seminole Square Real Estate Holdings, LLC and ARC Brandywine Real Estate Holdings, LLC.

     Plans and Specifications: All drawings (including final and complete "as-builts"), plans, specifications, blueprints, maps, studies, structural reviews, surveys (including "as-built") and engineering, soil, seismic, geologic, architectural and other reports relating to a Property.

     Primary Intended Use: With respect to the Denver Facility, as defined in the Denver Lease. With respect to the Tucson Facility, Austin Facility or the Fort Worth Facility, as defined in the New Separated Lease.

     Properties: The Facilities or, where applicable, the Facilities together with the Personal Property (each, a "Property").

     Purchase Price: One Hundred Forty Eight Million Two Hundred Thirty Five Thousand Four Hundred Twelve and 00/100 Dollars ($148,235,412.00).

     Release: A release and such other documents as necessary to cause the deeds of trust or mortgages securing the GECC Loan, the GMAC Loan and the Am South Loan to be fully released and/or reconveyed of record.

     Restrictive Covenant: That certain Declaration of Restrictive Covenants to be to be executed by Seller and recorded against the Land Loan Secured Property.

     SC Holdings: As defined in the Recitals.

     SC Holdings Secured Lender: The holder of the GMAC Loan.

     SC Operator: ARC Santa Catalina, Inc., a Tennessee corporation.

     Seller's Applicable Interest: As defined in the Recitals.

     State:   With  respect  to  each  Property  and  Facility,   the  State  or
Commonwealth in which such Property and Facility is located.

     Third Amendment to Phase I Master Lease: That certain Third Amendment to Phase I Master Lease by and among Buyer and Texas HCP, as Lessors, ARC Richmond Heights, LLC, ARC Boynton Beach, LLC, ARC Delray Beach, LLC, ARC Victoria, L.P., ARC Carriage Club of Jacksonville, Inc., ARC Shavano, L.P. and ARC Post Oak, L.P., as Lessees, dated as of even date herewith.

     Title Insurer: Land America National Commercial Services.

     Title Policy: As defined in Section 3.5.

     Transaction Documents: This Agreement, the Denver Transaction Documents, Distribution Agreements, First Amendment to Existing Phase II Master Lease, Guaranty, HCPI Loan Amendment, Land Loan Transaction Documents, Third Amendment to Phase I Master Lease, New Separated Lease, Assignment and Assumption of
Leases, together with all agreements, documents and/or instruments to be executed and/or delivered pursuant to and in connection with this Agreement and/or the Exhibits hereto.

     Tucson Facility: The land and all related improvements, fixtures and appurtenances of the continuing care retirement community facility comprised of 162 independent living units, 70 assisted living units, 42 skilled nursing beds and 15 Alzheimer's care beds, located at 7500 N. Calle Sin Envidia in Tucson, Arizona, which land is more particularly described on Exhibit A-4 attached hereto.

                                   Article 2.

                  PURCHASE AND SALE OF PROPERTIES AND LAND LOAN
                  ---------------------------------------------

     Section 2.1 Sale. On the Closing Date, subject to the conditions of this Agreement, Seller agrees to convey or cause to be conveyed, and Buyer agrees to acquire Seller's Applicable Interest in and to the Properties for the Purchase Price. The Purchase Price shall be allocated to each Facility as set forth on Exhibit C attached hereto, and shall be paid by Buyer on behalf of Seller as set forth in Section 2.11 below.

     Section 2.2 Closing. The Closing shall be held at the offices of Latham & Watkins LLP, 650 Town Center Drive, Costa Mesa, California, or at such other location as Buyer and Seller may agree upon or through an escrow or sub-escrow with Title Insurer. In the event that the Closing is to take place through an escrow or sub-escrow, the parties shall mutually execute and deliver to Title Insurer, as escrow holder, joint escrow and/or recording instructions consistent with this Agreement on or prior to the Closing Date. In the event of any conflict between the provisions of this Agreement or any such escrow and/or recording instructions or any general instructions required by Title Insurer to be executed by Buyer and Seller in connection therewith, the provisions of this Agreement shall control. If the Closing does not take place on or prior to September 30, 2003, Buyer may terminate this Agreement in its sole and absolute discretion.

     Section 2.3 Conveyance. On the Closing Date, subject to the terms and conditions of this Agreement, Seller shall deliver, or cause to be delivered, for the applicable Property, the Deed, the Bill of Sale and Assignment, the Assignment and Assumption of Leases and such other instruments as shall be necessary to convey, assign or grant to Buyer good and marketable title to Seller's Applicable Interest in such Property, free and clear of all liens, claims and encumbrances (except for Permitted Exceptions). Each party shall also execute and deliver, or cause to be executed and delivered, such instruments and take such actions as either party may reasonably request in order to effectuate the purposes of this Agreement, including the following:

          (a) With respect to each Property, the Deed shall (i) be sufficient to convey good and indefeasible fee simple title to Seller's
               Applicable Interest in the Property (other than the Personal Property), and shall be duly executed, acknowledged and in recordable form, (ii) include (if applicable) the appropriate State and/or county real estate transfer tax declaration of real estate value or other affidavit as to the tax due on gross income derived from the sale, and (iii) be deemed to include all appurtenances to the Property conveyed thereby, including all right, title and interest, if any, of the grantor in and to any land lying in the bed of any street adjoining such Property to the center line thereof, and any existing improvements located on such Property.

          (b) With respect to each Property, the Bill of Sale and Assignment shall be sufficient to convey good and marketable title to all of Seller's right, title and interest in and to the Personal Property and shall be duly executed. In addition, Seller will execute or obtain and deliver to Buyer on the Closing Date all other proper instruments for the conveyance of such title to such Personal Property.

          (c) Seller and Buyer shall enter into, and Seller will cause each of its applicable Affiliates to enter into, each of the Transaction Documents to effectuate the transactions contemplated by the Recitals hereto.

          (d) Seller shall deliver (i) a "FIRPTA" certificate in form and substance satisfactory to Buyer and in conformance with Section 1445(b)(2) of the Code, to the effect that Seller is not a foreign person and (ii) such other affidavits or certificates as may be reasonably required by Buyer to determine that Buyer is not required to withhold taxes from the payment of sale proceeds to Seller under any other applicable State, commonwealth, local or other tax laws.

          (e) With respect to each Property, Buyer or Texas HCP, as the case may be, and Seller shall execute a closing settlement statement in form and substance satisfactory to Buyer and Seller.

     The parties acknowledge that, at the request of Seller, Fort Austin and Santa Catalina shall, concurrently with the liquidating distributions described in the Recitals hereto, execute a deed directly conveying Seller's Applicable Interest in the Properties to Buyer or Buyer's designee.

     Section 2.4 Prorations. With respect to each Property, there shall be no adjustment of taxes, assessments, water charges, utilities, receivables or rents, if any, premiums on existing insurance policies, if any, or any other items relating to such Property, it being understood by the parties that SC Operator and Fort Austin Operator, as lessee under the New Separated Lease, and Denver Lessee, as lessee under the Denver Lease, shall be obligated to pay the same under the terms thereof from and after the Closing Date.

     Section 2.5 Costs.

          2.5.1 Seller's Costs. Seller shall pay:

          (a) any and all State, municipal or other documentary, transfer, stamp, sales, use or similar taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement, the other Transaction Documents, or the Exhibits hereto and thereto, any agreement or commitment described or referred to herein or the transactions contemplated herein together with interest and penalties, if any, thereon;

          (b) all expenses of or related to the issuance of the title insurance commitment and policy (including the costs of any survey required by Buyer and the Title Insurer), chain of title reports, and all escrow fees and charges;

          (c) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement, the other Transaction Documents, or any agreement or document described or referred to herein;

          (d) any and all broker's fees or similar fees claimed by any party acting by or on behalf of Seller in connection with the transactions contemplated herein;

          (e) Seller's or its Affiliates' legal, accounting and other professional fees and expenses and the cost of all instruments and documents required to be delivered, or to be caused to be delivered, by Seller or its Affiliates hereunder or under the other Transaction Documents;

          (f)  Buyer's Transaction Costs; and

          (g) all other costs and expenses incurred in connection with the transactions contemplated hereunder and the Exhibits hereto.

     Section 2.6 Buyer's Costs. Buyer shall pay (a) $929,544.00 of the prepayment fees due in connection with the prepayment of the GECC Loan and $91,257.78 of the prepayment fees due in connection with the prepayment of the GMAC Loan, (b) $60,000 of Seller's Transaction Costs, and (c) any amounts set forth on the Beneficiary Demand Statements delivered by the Fort Austin Secured Lender and the SC Holdings Secured Lender, less any amounts to be paid by Seller pursuant to Sections 2.11(a) and (b).

     Section 2.7 Commitment Fee; Reimbursement of Buyer's Transaction Costs. Pursuant to the Commitment Letter, Seller has paid to Buyer a commitment fee of One Hundred Thousand Dollars ($100,000.00) (the "Commitment Fee Deposit"). If the transactions contemplated hereunder and the Exhibits hereto do close, or do not close for any reason other than by reason of (a) a breach by Seller of its obligations hereunder, or (b) Seller selling its interest in the Properties (or any one of them) to another buyer, the Commitment Fee Deposit will be applied against Buyer's Transaction Costs and the balance shall be refunded to Seller. If the transactions do not close by reason of the occurrence of any of the events described in clauses (a) or (b) above, then Buyer shall retain the entire Commitment Fee Deposit.

     Section 2.8 Nature of Buyer's Interest. Buyer is only purchasing Seller's Applicable Interest in the applicable Property(ies) and is acquiring no interest, other than as a lessor pursuant to the New Separated Lease and Denver Lease (and including any security interest granted pursuant thereto), in the trade or business operated or to be operated by Seller or any Affiliate of Seller with respect to the Properties.

     Section 2.9 Early Net Wire. If, at the written request of Seller, the Net Wire Date precedes the Closing Date, the Net Wire amount shall accrue interest at Nine and One Half Percent (9.5%) (the "Applicable Rate") from and after, and including, the Net Wire Date. If the Closing shall occur, such accrued interest on such Net Wire amount at the Applicable Rate through, but excluding the Commencement Date of the New Separated Lease with respect to the Properties shall be treated as an Additional Charge under the New Separated Lease and shall be paid with the first rent payment by SC Operator and Fort Austin Operator, as lessee, under the New Separated Lease. If the Closing shall not occur, interest at the Applicable Rate shall continue to accrue on the Net Wire amount until the Net Wire amount together with all accrued interest at the Applicable Rate is paid to Buyer, which shall occur upon demand. The parties shall instruct Title Insurer or other applicable party to invest the Net Wire amount into an interest-bearing account as directed by Seller until the Closing. Provided that the Closing shall occur, all such accrued interest earned on such account shall be payable to Seller. If the Closing does not occur, then the Net Wire amount, together with all such accrued interest earned on such account shall be paid to Buyer, and Seller shall pay to Buyer on demand the shortfall, if any, between the amount of such accrued interest earned on such account and the interest which has deemed to have accrued as herein provided on the Net Wire amount computed at the Applicable Rate.

     Section 2.10 Land Loan.

          (a) The Land Loan Note. The Land Loan shall be evidenced by a note (the "Land Loan Note") in an initial principal amount of Seven Million Dollars ($7,000,000) (the "Land Loan"), and shall be secured by each of the Deeds of Trust (collectively, the "Land Loan Deed of Trust") recorded against the Land Loan Secured Property.

          (b) Funding the Land Loan. Upon fulfillment of the conditions set forth herein, and upon satisfaction of the conditions set forth in the Land Loan Note and Land Loan Deed of Trust, Buyer shall disburse the proceeds of the Land Loan at the Closing as set forth in Section 2.11 below.

     Section 2.11 Disbursement of Proceeds of Land Loan and Purchase Price. The proceeds of the Land Loan and Purchase Price shall be paid or disbursed to Seller as follows:

          (a) An amount equal to Seller's Applicable Interest in all amounts owing as set forth in the Beneficiary Demand Statement delivered by the Fort Austin Secured Lender pursuant to Section 3.21 shall be paid in full;

          (b) An amount equal to Seller's Applicable Interest in all amounts owing as set forth in the Beneficiary Demand Statement delivered by the SC Holdings Secured Lender pursuant to Section 3.21 shall be paid in full;

          (c) All amounts owing in the Beneficiary Demand Statement delivered by Am South in connection with the Am South Loan pursuant to
               Section 3.21 shall be paid in full;

          (d) An aggregate amount equal to Fifty One Million Eight Hundred Twenty Five Thousand Nine Hundred Fifty Six Dollars ($51,825,956) shall be paid by wire transfer or immediately available funds on behalf of Seller to Buyer to be applied towards the repayment of a portion of the accrued and unpaid interest and principal owed by Seller under the HCPI Loan Agreement as more particularly set forth in the HCPI Loan Amendment; and

          (e) All amounts remaining following the distribution of the Land Loan proceeds and the Purchase Price as set forth in Sections 2.11(a)-(d) above, less any closing costs for which Seller is responsible as provided in Section 2.5.1, shall be paid by Buyer to Seller by wire transfer or immediately available funds at Closing.

                                   Article 3.

                 CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE
                 ----------------------------------------------

     The obligations of Buyer hereunder are subject to the satisfaction or waiver by Buyer of the conditions set forth below. Should any condition set forth in this Article 3 not be fulfilled or waived on the Closing Date to the satisfaction of Buyer, Buyer may, at its option, without waiving any rights provided in this Agreement, terminate this Agreement by delivering notice of such termination to Seller prior to Closing, and thereafter be relieved of all obligations hereunder. If Buyer fails to terminate this Agreement prior to Closing, all conditions set forth in this Article 3 will be deemed to have been satisfied or waived by Buyer; provided, however, in no event shall any such deemed satisfaction or waiver be deemed to limit or release Seller or from any damages or liabilities resulting from a breach of any express representations, warranties or covenants of Seller or any Affiliate of Seller hereunder or under the other Transaction Documents.

     Section 3.1 Performance. Seller, and its Affiliates shall have performed each and all of the covenants and obligations required to be performed by them hereunder or under the other Transaction Documents on or prior to the Closing.

     Section 3.2 Representations and Warranties; Officer's Certificates. Each and all of the representations and warranties of Seller hereunder and under the other Transaction Documents shall be true and correct on and as of the Closing Date, as though given as of the Closing Date, and Seller shall have delivered to Buyer officers' certificates to that effect.

     Section 3.3 Default. No event shall have occurred that would constitute a default under (a) the Existing Phase II Master Lease by the Phase II Lessees,
(b) the Guaranty by Guarantor, or (c) the HCPI Loan Agreement by Seller, or which with notice or the lapse of time, or both, would constitute such a default by either the Phase II Lessees under the Existing Phase II Master Lease, Guarantor under the Guaranty or Seller under the HCPI Loan Agreement.

     Section 3.4 Recordation and Costs. Seller shall (a) have made arrangements for each Deed and the Uniform Commercial Code financing statements and/or fixture filings, to be recorded or filed for recordation in the manner required by the laws of the State or any other applicable state, and (b) pay, or arrange to be paid, all costs and fees to be paid by Seller pursuant to Section 2.5, and such arrangements shall be satisfactory to Buyer and its counsel in all respects.

     Section 3.5 Title Insurance.

          (a) With respect to each Property, Buyer shall have received a commitment from Title Insurer satisfactory to Buyer and its counsel for a policy of title insurance showing good and indefeasible title to 100% of the undivided interest in such Property in fee simple vested in Buyer as of the Closing, subject only to the Permitted Exceptions. Such policy (the "Title Policy"), when issued, shall:

               (i) be in current ALTA extended coverage owner's form (but without a general exception for creditors' rights);

               (ii) be  issued in an amount  equal to the  amounts  set forth on
                    Exhibit G attached hereto allocated to such Property (less the amount allocated to Personal Property of such Facility as provided in Section 2.1 and Exhibits E-1 through E-4);

               (iii)include endorsements 100 (no violations,  etc., modified for an owner), 103.7 (access), 116.1 (survey accuracy), 123.2 (zoning-improved property), or the equivalents thereof available in the applicable State, and such other endorsements as Buyer may reasonably require; and

               (iv) insure (i) that any conditions,  covenants and  restrictions affecting such Property have not been violated and that a future violation thereof will not result in a forfeiture or reversion of title; (ii) if obtainable, that all streets adjoining such Property have been completed, dedicated and accepted for public maintenance and use by the appropriate governmental authorities and that such Property have access to public streets; (iii) that local zoning ordinances, general plans and all other applicable land use regulations and all private covenants, conditions and restrictions, if any, permit the transfer and use of such Property (and reconstruction and resumption of use of such

                    Property in the event of damage or destruction thereof or cessation of use thereof) for all uses contemplated by the New Separated Lease and Denver Lease as a matter of right for an unlimited time period, and specifically not merely as a legal non-conforming use or any other legal status which would by its terms or by operation of law limit the duration of such use or the right to rebuild and resume use of such Property for all uses contemplated by the New Separated Lease and Denver Lease in the event of damage, destruction or cessation of use of such Property for any reason; and
                    (iv) over and against all parties in possession except the current occupants thereof.

          (b) With respect to the Land Loan Secured Property, Buyer shall have received an unconditional commitment and pro forma for title insurance issued by Title Insurer showing good and indefeasible title to the Land Loan Secured Property vested in Seller as of the Closing Date, in the principal amount of the Land Loan and insuring the continued validity and priority of the deed of trust of Buyer upon the Land Loan Secured Property and other collateral described in the Land Loan Deed of Trust, subject only to such exceptions as are acceptable to Buyer in its sole and absolute discretion. The policy, when issued, shall:

               (i) be in current ALTA extended coverage lender's form (without a creditors right exception); and

               (ii) include,  to the  extent  available,  endorsements  100  (no violations, etc.), 103.7 (access) and 116.1 (survey accuracy), and such other endorsements as Buyer may require.

     Section 3.6 Survey.

          (a) With respect to the Property, evidence satisfactory to Buyer that there has been no physical change to the Property from that set forth in the current ALTA survey of the Property certified to Buyer pursuant to the HCPI Loan Agreement.

          (b) With respect to each Land Loan Secured Property, Buyer shall have received and approved either (a) an ALTA survey of such Land Loan Secured Property completed in accordance with the Minimum Standard Detail requirements for ALTA/ACSM Land Title Surveys, with additional Title A survey requirements, jointly established and adopted by ALTA and ACSM in 1999 that meet the requirements of a Class A Survey as defined therein, certified within thirty
               (30) days of the Closing Date or (b) such other form of title survey which is in form and substance satisfactory to Buyer in its sole discretion. Such survey shall (i) be certified to Buyer and the Title Insurer as being true and accurate, which such certification shall include the acreage of such Land Loan Secured Property and a statement that such Land Loan Secured Property is not located in a Flood Hazard Area; (ii) identify thereon all telephone, water, sewage, electricity, gas and other utility facilities to the points of connection; and (iii) show no encroachments onto or conflicts with any adjacent property other than pursuant to easements appurtenant to such Land Loan Secured Property or such other agreements with the affected landowner approved by Buyer and which are, in turn, insured under the Title Policy.

     Section 3.7 Utilities and Access. With respect to each Property, Buyer shall have satisfied itself that (a) all utilities serving such Property are adequate for the Primary Intended Use of the applicable Facility; and (b) all means of ingress and egress, parking, access to public streets and drainage facilities are or will be available to such Property and are adequate for the Primary Intended Use of the applicable Facility.

     Section 3.8 Site Visits. Buyer shall have completed satisfactory site visits of each Property.

     Section 3.9 Environmental Report. With respect to each Property and Land Loan Secured Property, Buyer shall have received a written report from a qualified geotechnical or engineering firm acceptable to and retained specifically by Buyer, in form and substance satisfactory to Buyer, concerning the presence, handling, treatment and disposal of Hazardous Substances on, in or under such Property or Land Loan Secured Property and disclosing (a) the results of a review of prior uses of such Property or Land Loan Secured Property disclosed by local public records, including a chain of title report from the Title Insurer, in form and substance satisfactory to Buyer, showing all previous owners and lessees of such Property or Land Loan Secured Property from 1940 to the present; (b) contacts with local officials to determine whether any records exist with respect to the disposal of Hazardous Substances on such Property or Land Loan Secured Property; (c) if recommended by such engineering or geotechnical firm or required by Buyer, soil samples and groundwater samples consistent with good engineering practice; and (d) reasonable evaluations of the surrounding areas for sensitive environmental receptors such as drinking water wells or aquifers, hospitals and schools, and evidence regarding the use and/or historical use of such areas.

     Section 3.10 Entitlements. With respect to each Property, Buyer shall have received and approved with respect to such Property (a) copies of the applicable zoning ordinances and map marked to show the location of such Property and certified by an appropriate Governmental Authority to be complete and accurate;
(b) evidence that such zoning ordinances and the general plans/specific plans and all other land use regulations of the applicable municipal jurisdictions and all covenants, conditions and restrictions, if any, affecting such Property permit the transfer of such Property and use thereof for its Primary Intended Use and for all other uses (if any) contemplated under the New Separated Lease or Denver Lease, as applicable (and reconstruction and resumption of use in the event of damage, destruction, or cessation of use) as a matter of right for an unlimited time period and not merely as a legal non-conforming use; (c) copies of all licenses, certificates, approvals and authorizations, including plot plan and subdivision approvals, zoning variances, sewer, building, foundation, grading and other permits and all other authorizations required by Governmental Authorities or by any applicable covenants, conditions and restrictions for the use and operation of such Property for its Primary Intended Use and for all other uses (if any) contemplated under the New Separated Lease and Denver Lease, in each instance in accordance with all applicable Governmental Requirements; and (d) evidence satisfactory to it that (i) such Property and/or lessee holds all licenses, permits, accreditations, authorizations and certifications from all applicable Governmental Authorities required for the operation thereof for its Primary Intended Use and for all other uses (if any) contemplated under the Denver Lease or New Separated Lease, as applicable, including the applicable licenses (collectively, the "Health Care Licenses") from the Texas State Department of Health (for the Fort Worth and Austin Facilities), the Colorado Department of Public Health

(for the Denver Facility), and the Arizona Department of Health (for the Tucson Facility) (collectively, the "Issuing Agencies"); (ii) such Property is not subject to, or threatened with, any hold on admissions or other sanction and there are no outstanding, or threatened, notices of deficiency resulting from any survey of such Property which have not been fully responded to with an acceptable plan of correction with which such Property is being operated in compliance; (iii) to the extent necessary to operate such Property for its Primary Intended Use and to receive governmental and/or private payor reimbursements, such Property is fully and unconditionally accredited by the Joint Commission on Accreditation of Health Care Organizations; and (iv) such Property and/or lessee is, to the extent applicable, (A) duly certified as a provider under the Medicare and Medicaid programs and (B) in compliance in all material respects with all Governmental Requirements, including rules and regulations relating to Medicare/Medicaid fraud and abuse practices, and all insurance requirements.

     Section 3.11 Physical Inspections. With respect to each Property, Buyer shall have received and approved the physical condition of such Property including the improvements and the HVAC, electrical, plumbing and other systems, and shall have received, at Buyer's expense, written reports in form and substance satisfactory to Buyer from one or more qualified engineering firms approved by Buyer or any engineer employed by Buyer to the effect that the improvements on such Property have been constructed in compliance with, and currently are in compliance with, all Governmental Requirements, including the Americans With Disabilities Act, and with all restrictions of record applicable thereto which affect the use of such Property for its Primary Intended Use and for all uses contemplated under the New Separated Lease and Denver Lease.

     Section 3.12 Condemnation; Casualty. No Condemnation shall be pending or threatened with respect to any Property or Land Loan Secured Property and no casualty shall have occurred with respect to any Property, any Land Loan Secured Property or any portion thereof.

     Section 3.13 Financial Condition.

             3.13.1 Buyer shall have received and approved (a) audited financial statements for ARC and its Affiliates for the most recent year for which such statements are available; (b) unaudited financial statements for Seller and its Affiliates for the period ended June 30, 2003; and (c) unaudited operating statements for each Facility for the period ended June 30, 2003;

             3.13.2 Buyer shall have received evidence satisfactory to it that no material adverse change in the financial condition, business, or prospects of (a) Seller and its Affiliates has occurred from June 30, 2003 through the Closing or (b) each Facility has occurred from June 30, 2003 through the Closing;

             3.13.3 Buyer shall have received and approved UCC searches against Seller showing no liens on any Property or Land Loan Secured Property, other than the liens securing the HCPI Loan and any liens securing the GMAC Loan, GECC Loan or AmSouth Loan, each of which shall be released prior to Closing; and

             3.13.4 Buyer shall have received and approved all pending or threatened litigation or governmental proceedings seeking to enjoin, challenge or collect material damages in connection with Seller, any Property or the Land Loan Secured Property.

     Section 3.14 Proceedings. Buyer shall have reviewed and approved all corporate, partnership and other proceedings to be taken by Seller in connection with the transactions contemplated hereunder and the Exhibits hereto and all documents and certificates incident thereto, including the Organizational Documents of Seller and its Affiliates and such other documents and certificates as Buyer or its counsel shall reasonably request.

     Section 3.15 Records. With respect to each Property, Buyer shall have reviewed, to the extent in the possession and control of Seller, originals (or copies thereof certified to Buyer) of all documents or other instruments relating to the Intangible Property, all operating reports and such other records pertaining to such Property as Buyer shall reasonably request.

     Section 3.16 Insurance. With respect to each Property, Buyer shall have received certificates with respect to, and copies of the policies of, the insurance required to be carried by lessee under the Denver Lease and New
Separated Lease, as applicable, together with evidence satisfactory to Buyer that the premiums therefor due on or prior to the Closing Date have been paid in full.

     Section 3.17 [Reserved].

     Section 3.18 Transaction Documents. On or prior to the Closing Date, Seller shall deliver or caused to be delivered to Buyer each of the following documents:

          (a) Distribution Agreements, in each case duly executed by Seller, SC Holdings and Fort Austin, as applicable;

          (b) Land Loan Documents, in each case duly executed and acknowledged where applicable by Seller;

          (c)  HCPI Loan Amendment, duly executed by Seller;

          (d) New Separated Lease, duly executed by Fort Austin Operator and SC Operator, as lessees;

          (e) Assignment and Assumption of Lease, duly executed by Fort Austin, SC Holdings and Seller;

          (f)  Guaranty, duly executed by Guarantor;

          (g) First Amendment to Existing Phase II Master Lease, duly executed by the lessors and lessees named therein;

          (h) Second Amendment to Phase I Master Lease, duly executed by the lessors and lessees named therein;

          (i) Denver Transaction Documents, duly executed by Fort Austin and Denver Lessee;

          (j) Beneficiary Demand Statements from the SC Holdings Secured Lender, the Fort Austin Secured Lender and Am South, together with applicable Releases; and

          (k)  Deeds, in each case duly executed and notarized by Seller; and

          (l)  Bills of Sale, in each duly executed by Seller.

     Section 3.19 Opinion of Counsel(a) . Buyer shall have received an opinion or opinions of counsel to Seller and Denver Lessee dated as of the Closing Date and addressed to Buyer covering such opinion matters as Buyer may reasonably require and otherwise in form and substance satisfactory to Buyer.

     Section 3.20 Board of Directors Approval. All of the terms contained in this Agreement and the Exhibits hereto shall have been ratified by the Board of Directors or the Investment Committee of the Board of Directors of Buyer. The Board of Directors or the Investment Committee of the Board of Directors of Buyer may require other terms and conditions when considering the financial condition and prospects of Seller, each Facility, and other relevant matters.

     Section 3.21 Beneficiary Demand Statements. Seller shall have delivered Beneficiary Demand Statements from the SC Holdings Secured Lender, the Fort Austin Secured Lender and Am South together with applicable Releases.

     Section 3.22 Tax Counsel Approval. Buyer's tax counsel shall have reviewed and approved the terms of this Agreement, the other Transaction Documents and any other instrument, document or agreement executed in connection herewith or therewith.

     Section 3.23 [Reserved].

     Section 3.24 Appraisal. Buyer shall have received and approved an appraisal of each Property from an appraisal firm and in form and substance satisfactory to Buyer.

     Section 3.25 Due Diligence. Buyer shall be satisfied with the completion of such other due diligence items as are customary in a transaction of this type.

     Section 3.26 Health Care Licenses. Seller shall file, or cause to be filed, all applications and other documents necessary to effect a change of ownership of such Health Care Licenses, if applicable, and shall deliver copies of such applications and other documents to Buyer.

                                   Article 4.

                 CONDITIONS TO THE OBLIGATION OF SELLER TO CLOSE
                 -----------------------------------------------

     The obligations of Seller hereunder are subject to the satisfaction or waiver by Seller of the conditions set forth below. Should any condition set forth in this Article 4 not be fulfilled or waived on the Closing Date to the satisfaction of Seller, Seller may, at it's option, without waiving any rights provided in this Agreement, terminate this Agreement by delivering notice of such termination to Buyer prior to Closing, and thereafter be relieved of all obligations hereunder. If Seller fails to terminate this Agreement prior to Closing, all conditions set forth in this Article 4 will be deemed to have been satisfied or waived by Seller; provided, however, in no event shall any such deemed satisfaction or waiver be deemed to limit or release Buyer from any damages or liabilities resulting from a breach of any express representations, warranties or covenants of Buyer hereunder or under the other Transaction Documents.

     Section 4.1 Performance. Buyer shall have performed each and all of the covenants and obligations required to be performed by it on or prior to the Closing;

     Section  4.2   Representations   and  Warranties.   Each  and  all  of  the
representations and warranties of Buyer hereunder shall be true and correct on and as of the Closing Date, as though given as of the Closing Date; and

     Section 4.3 Transaction Documents. Buyer shall deliver or caused to be delivered to Seller each of the following documents:

          (a) Distribution Agreements, in each case duly executed by Buyer or Texas HCP, as applicable;

          (b)  HCPI Loan Amendment, duly executed by Buyer;

          (c) Assignment and Assumption of Leases, duly executed by Buyer or Texas HCP, as applicable; and

          (d)  Denver Transaction Documents, duly executed by Buyer.

                                   Article 5.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Section 5.1 By Seller and its Applicable Affiliates. Seller represents and warrants as follows on behalf of itself and its Affiliates that are a party to the Transaction Documents (collectively, "Applicable Affiliates"):

         5.1.1 Each of Seller and its Applicable Affiliates is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its state of organization/formation, is qualified to do business and, to the extent applicable, in good standing in the State in which it owns and/or operates property and has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement, the other Transaction Documents and all other instruments provided for herein and the Exhibits hereto to which it is a party, and otherwise carry out the transactions contemplated hereunder and thereunder;

         5.1.2 this Agreement has been, and on the Closing Date, the other Transaction Documents and all other documents to be executed by Seller or its Applicable Affiliates hereunder will have been, duly authorized, executed and delivered by Seller or its Applicable Affiliates and constitutes and will constitute the valid and binding obligations of Seller and its Applicable Affiliates enforceable against it in accordance with their respective terms;

        5.1.3 Seller is solvent, has timely and accurately filed all tax returns required to be filed by it, and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or subject to any judgment, order, decree, rule or regulation of any Governmental Authority which would, in each case or in the aggregate, adversely affect its condition, financial or otherwise, or its prospects, the Properties or the transactions contemplated hereunder or the Exhibits hereto;

         5.1.4 no consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority is required for the due execution and delivery of this Agreement, any of the other Transaction Documents or any other documents to be executed by Seller or its Applicable Affiliates hereunder, or for the performance by or the validity or enforceability thereof against Seller or its Applicable Affiliates , other than the recording or filing for recordation of the Deed;

         5.1.5 there are no actions, proceedings or investigations, including Condemnation proceedings or tax audits, pending or, to Seller's knowledge or the knowledge of its Applicable Affiliates, threatened, against or affecting Seller, its Applicable Affiliates, or the Properties, seeking to enjoin, challenge or collect damages in connection with the transactions contemplated hereunder or under any of the other Transaction Documents or which could reasonably be expected to materially and adversely affect the financial condition or operations of Seller, its Applicable Affiliates, or the Properties or the ability of Seller or its Applicable Affiliates, to carry out the transactions contemplated hereunder or thereunder, or which in any way challenge, affect or would challenge or affect the ownership of the Properties or lease of the Facilities pursuant to this Agreement or the New Separated Lease and Denver Lease;

         5.1.6 the execution and delivery of this Agreement, the other Transaction Documents and all other documents to be executed by Seller or its Applicable Affiliates hereunder, compliance with the provisions hereof and thereof and the consummation of the transactions contemplated hereunder and thereunder will not result in (a) a material breach or violation of any Governmental Requirement applicable to Seller, or the Properties now in effect;
(b) a breach or violation of (i) the Organizational Documents of Seller or its Applicable Affiliates, as the case may be; (ii) any judgment, order or decree of any Governmental Authority binding upon Seller or its Applicable Affiliates, as the case may be; or (iii) any agreement or instrument to which either Seller or its Applicable Affiliates is a party or by which it is bound; (c) the acceleration of any obligation of Seller or its Applicable Affiliates, as the case may be; or (d) the creation of any lien, encumbrance or other matter affecting title (other than the New Separated Lease and Denver Lease and the Permitted Exceptions) to the Properties;

             5.1.7 current local zoning ordinances, general plans and other applicable land use regulations and all private covenants, conditions and restrictions, if any, affecting the Properties, permit the transfer of the Properties and the use of the Facilities for its Primary Intended Use (and reconstruction and resumption of use in the event of damage, destruction, or cessation of use) as a matter of right for an unlimited time period and not merely as a legal non-conforming use;

             5.1.8 all material consents, permits, licenses, approvals or authorizations have been obtained from Governmental Authorities or other third parties which are necessary to permit the conveyance of the Properties in accordance with the provisions of this Agreement and the Transaction Documents and the use of each Property for its Primary Intended Use and for all uses contemplated under the New Separated Lease and Denver Lease (if any), including the applicable Health Care Licenses from the Issuing Agencies, all of which are in full force and effect;

        5.1.9 each Property is in compliance in all material respects with all applicable zoning ordinances and the Permitted Exceptions;

         5.1.10 to the extent necessary to operate a Facility for its Primary Intended Use and/or to receive governmental and/or private payor reimbursements, such Facility is (a) duly certified as a provider under the Medicare and Medicaid programs, (b) in compliance in all material respects with all Governmental Requirements, including rules and regulations relating to Medicare/Medicaid fraud and abuse practices, and all insurance requirements and
(c) not subject to, or threatened with, any hold on admissions or other sanction and there are no outstanding or threatened notices of material deficiencies resulting from any survey of such Facility which have not been fully responded to with an acceptable plan of correction under which such Facility is being operated in compliance;

        5.1.11 The applicable Phase II Lessees' Medicare and Medicaid participation agreements for each Facility, if any, are in full force and effect and no action has been taken to revoke, cancel, suspend or modify any of such agreements; Seller's material provider contracts, if any, including managed care contracts, are in full force and effect and no action has been taken to revoke, cancel, suspend or modify any such agreement, nor is there any basis for such action; and reimbursement pursuant to the Medicare and Medicaid participation agreements, if any, and any material provider contract will not be adversely affected as a result of the transactions contemplated hereby and the Exhibits hereto;

        5.1.12 (a) there are no underground tanks located on the Property; there are no Hazardous Substances currently located on any Property (except to the extent the existence thereof does not violate applicable Environmental
Laws), and, to the knowledge of Seller or its Applicable Affiliates, no such tanks have ever been located on any Property and no such Hazardous Substances (except to the extent the existence thereof does not violate applicable Environmental Laws) have ever been present, used, stored, treated, released from or disposed of or on any Property;
(b) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, to the knowledge of Seller or its Applicable Affiliates, been instituted or threatened with respect to any Property; (c) there is no current or, to the best of Seller's knowledge or the knowledge of its Applicable Affiliates, prior violation or state of noncompliance with any environmental law relating to Hazardous Substances with respect to any Property; (d) no claims have been made or, to the best of Seller's knowledge or the knowledge of its Applicable Affiliates, threatened by any third party with respect to any Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or related to any Hazardous Substance; and (e) to the best of Seller's knowledge or the knowledge of its Applicable Affiliates, there are no current, and have been no, businesses engaged in the storage, treatment or disposal of Hazardous Substances (except to the extent the existence thereof does not violate applicable Environmental Laws) on any property adjacent to any Property;

         5.1.13 no Property is located within an area of special risk with respect to natural or man-made disasters or hazards, including any Flood Hazard Area;

         5.1.14 there are no adverse geological or soil conditions affecting any Property;

         5.1.15 all public utilities, including telephone, gas, electric power, sanitary and storm sewer and water, are available for connection at the boundaries of each Property; such utilities are adequate for the Primary Intended Use of each Facility; and the means of ingress and egress, parking, access to public streets and drainage facilities are adequate for the Primary Intended Use of each Facility;

          5.1.16 each Property is a legal lot or parcel which for all purposes may be mortgaged, conveyed and otherwise dealt with as a separate parcel and taxed as a separate lot or parcel;

         5.1.17 no exception to title to and no interest in any Property will interfere with the use of the Leased Property for its Primary Intended Use in accordance with the New Separated Lease or Denver Lease or cause the value of such Property to be materially less than the Purchase Price allocated thereto as provided in Exhibit C;

         5.1.18 Seller has delivered to Buyer (a) copies of the audited financial statements for ARC and its Applicable Affiliates for the most recent year for which such statements are available, (b) unaudited financial statements for ARC and its Applicable Affiliates for the period ended June 30, 2003, and
(c) unaudited operating statements for each Facility for the period ended June 30, 2003, and such financial and/or operating statements are true, correct and complete in all material respects, have been prepared from and in accordance with the books and records of ARC, its Applicable Affiliates and each Facility, as applicable, and fairly present the financial position and results of operations of ARC, its Applicable Affiliates and each Facility, respectively, at the date(s) and for the period(s) indicated;

         5.1.19 since June 30, 2003, there has been no material adverse change in the financial condition of ARC or its Applicable Affiliates and since June 30, 2003, there has been no material adverse change in the financial condition of any Facility from that disclosed in the operating statements;

         5.1.20 Seller has delivered to Buyer copies of all of the Organizational Documents of Seller and its Applicable Affiliates that are parties to the Transaction Documents. Such Organizational Documents are true, correct and complete in all material respects;

         5.1.21 neither this Agreement nor any certificate, statement or other document furnished or to be furnished to Buyer by or on behalf of Seller in connection with the transactions contemplated hereunder and the Exhibits hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading;

         5.1.22 Buyer is not required to withhold taxes from the payment of sale proceeds to or on behalf of Seller under the Internal Revenue Code or any applicable state, commonwealth, local or other tax laws;

          5.1.23 Seller is not a foreign person for purposes of Section 1445 of the Internal Revenue Code;

         5.1.24 each Property is free and clear of all liens and other encumbrances other than the Permitted Exceptions;

         5.1.25 neither Seller, nor any Affiliate of Seller is retaining any contiguous or adjacent property to any Property;

         5.1.26 the real property tax assessor's parcel numbers for each Property is as set forth on Exhibit D;

         5.1.27 except as set forth on Exhibit H attached hereto, there are no Commercial Occupancy Arrangements affecting the Properties (or any portion thereof), and there is no other Person in possession or occupancy of the Properties (or any portion thereof), except for patients or residents of the Facility;

         5.1.28 the Purchase Price represents fair and adequate consideration for Seller's Applicable Interest in the Properties;

         5.1.29 the sale of Seller's Applicable Interest in the Properties on the terms and conditions set forth in this Agreement, together with the other transactions contemplated herein, are the result of arms length transactions between Seller and Buyer and/or their respective Applicable Affiliates; and

         5.1.30 Seller owns all of the specific items of tangible personal property for each Facility described respectively on Exhibits E-1 through E-4 attached hereto.

     Section 5.2 By Buyer. Buyer represents and warrants as follows:

            5.2.1 Buyer is duly formed, validly existing and, to the extent applicable, in good standing under the laws of the state of its organization/formation; is, or will be on the Closing Date, duly qualified and authorized to do business in the State of Maryland, to the extent such qualification is required to perform its obligations hereunder or under any Transaction Document; and has or will have on the Closing Date, full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and the New Separated Lease and all other instruments provided for herein to which it is a party, and otherwise carry out the transactions contemplated hereunder and the Exhibits hereto; and

          5.2.2 this Agreement has been, and on the Closing Date all other documents to be delivered by Buyer pursuant to this Agreement will have been, duly authorized, executed and delivered by Buyer and constitute, and will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         5.2.3 Buyer has not authorized any action in its capacity as Administrative Member of each of Fort Austin and SC Holdings to cause any of Seller's representations and warranties in Section 1.5 above to be untrue.

                                   Article 6.

                   COVENANTS OF THE PARTIES AND OTHER MATTERS
                   ------------------------------------------

     Section 6.1 Covenants of Seller. Prior to the Closing Date, Seller shall:

          (a) not amend or permit to be amended any agreement or other instrument related to any Property or Seller's business;

          (b) timely pay or cause to be paid all income, property, sales and withholding taxes and all ad valorem and other taxes, liens and charges upon each Property and business operated thereon as they become due;

          (c)  not  dispose  of  or  encumber  or  permit  the   disposition  or
               encumbrance of any Property or any portion thereof;

          (d) not enter into or assume or permit to be entered into or assumed any contract, agreement, obligation, lease, license or commitment related to any Property except as contemplated hereunder or under the other Transaction Documents or the Exhibits hereto or thereto and except for residency and/or patient occupancy arrangements entered into in the ordinary course of Seller's business;

          (e) not do any act or omit any act which would cause a breach of any contract, commitment or obligation which would have an adverse effect on any Property or the business conducted thereon;

          (f) promptly advise Buyer in writing of any adverse change in the financial position, assets or earnings of Seller or its Affiliates, or in the financial position, assets or earnings of any Property;

          (g) not amend, terminate or waive or permit to be amended, terminated or waived any right related to any Property or the business conducted thereon;

          (h) not to make or permit to be made any Capital Additions (as defined in the Existing Phase II Master Lease) to any Property without the written approval of Buyer, other than renovations to the Facility which have been disclosed in writing to Buyer and which are to be completed prior to the Closing Date;

          (i) afford the officers, attorneys, accountants, and other authorized representatives of Buyer access during normal business hours to the Properties and to the books and records related to the Properties and the business conducted thereon in order to afford Buyer such opportunity of review, examination and investigation as Buyer shall desire with respect to the same and permit Buyer to make extracts from, and take copies of, such books and records as may be reasonably necessary for such purposes;

          (j) give all notices to Governmental Authorities required by law for the transfer of each Property; and

          (k) take all action as may be necessary to comply promptly with any and all Governmental Requirements affecting each Property and all orders of any board of fire underwriters or other similar bodies in connection with the making of repairs and alterations, and promptly, and in no event later than twenty-four (24) hours from the time of its receipt, notify Buyer of any failure of Seller to comply with the same.

     Section 6.2 Notification of Changes. At any time at or prior to the Closing Date, Seller shall promptly notify Buyer of (a) any change in the condition of any Property or any contiguous or neighboring property which could have a material adverse effect on any Property, Seller, or Buyer, or (b) any event or circumstance of which Seller becomes aware which makes any representation or warranty of Seller contained herein untrue or misleading, or any covenant of (i) Buyer or Seller under this Agreement, (ii) of the lessees under the New Separated Lease or Denver Lease or (iii) of Guarantor in the Guaranty incapable or less likely of being performed, it being understood that the obligation to provide notice to Buyer under this Section shall in no way relieve Seller or Guarantor of any liability for a breach by Seller of any of its representations, warranties or covenants contained herein, in the New Separated Lease, Denver Lease or Guaranty, as applicable.

     Section 6.3 Effect Transaction. Seller shall take all actions necessary or desirable to effect the transactions contemplated herein.

     Section 6.4 Indemnification.

          (a) Seller unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless Buyer from and against any and all loss, cost or expense, including reasonable attorneys' fees, arising from (i) the breach or violation of any representation or warranty of Seller contained herein; (ii) the failure of Seller to satisfy or perform any covenant or other provision contained herein; (iii) any violation of any covenant, condition or restriction affecting any Property; (iv) any encroachment of buildings or other improvements onto adjoining lands or onto easements or licenses or rights-of-way located on any Property which is not a Permitted Exception; (v) the presence or existence of any Hazardous Substance on, in or under any Property; and (vi) any claims made against Buyer by any third party arising out of the transactions contemplated in this Agreement or the Exhibits hereto. Payment shall not be a condition precedent to recovery under the foregoing indemnification provision.

          (b) Buyer hereby unconditionally and irrevocably indemnifies, protects and agrees to defend and hold harmless Seller from and against any and all loss, cost or expense, including costs and reasonable legal fees, incurred after the Closing by Seller as a result of the breach or violation of any representation or warranty of Buyer hereunder. Payment shall not be a condition precedent to recovery under the foregoing indemnification provision.

                                   Article 7.

                                  MISCELLANEOUS
                                  -------------

     Section 7.1 Survival. All covenants, representations and warranties made by Seller and Buyer hereunder or in any certificates or other instruments delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and recordation of the Deed.

     Section 7.2 Brokers. Seller warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Agreement, and Seller shall indemnify, protect, hold harmless and defend Buyer from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Seller. Buyer warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this Agreement, and Buyer shall indemnify, protect, hold harmless and defend Seller from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Buyer.

     Section 7.3 Notices. Any notice, consent, approval, demand or other communication required or permitted to be given hereunder (a "notice") must be in writing and may be served personally or by U.S. Mail. If served by U.S. Mail, it shall be addressed as follows:

          If to Buyer:                     Health Care Property Investors, Inc.
                                           4675 MacArthur Court, Suite 900
                                           Newport Beach, California 92660
                                           Phone:     (949)  221-0600
                                           Fax:       (949) 221-0607
                                           Attn:      Legal Department

          with a copy to:                  Latham & Watkins LLP
                                           650 Town Center Drive, Suite 2000
                                           Costa Mesa, California 92626
                                           Phone:     (714) 540-1235
                                           Fax:       (714) 755-8290
                                           Attn:      David C. Meckler, Esq.

          If to Seller:                    ARCPI Holdings, Inc.
                                           111 Westwood Place, Suite 200-AA
                                           Brentwood, Tennessee 37027
                                           Phone:     (615) 221-2250
                                           Fax:       (615) 221-2272
                                           Attn:      W.E. Sheriff

          with a copy to:                  Bass, Berry & Sims PLC
                                           AmSouth Center
                                           315 Deaderick Street, Suite 2700
                                           Nashville, Tennessee 37238-0002
                                           Phone:     (615) 742-6258
                                           Fax:       (615) 742-2757
                                           Attn:      D. Mark Sheets, Esq.

Any notice which is personally served shall be effective upon the date of service; any notice given by U.S. Mail shall be deemed effectively given, if deposited in the United States Mail, registered or certified with return receipt requested, postage prepaid and addressed as provided above, on the date of receipt, refusal or non-delivery indicated on the return receipt. In addition, either party may send notices by facsimile or by a nationally recognized overnight courier service which provides written proof of delivery (such as U.P.S. or Federal Express). Any notice sent by facsimile shall be effective upon confirmation of receipt in legible form, and any notice sent by a nationally recognized overnight courier shall be effective on the date of delivery to the party at its address specified above as set forth in the courier's delivery receipt. Either party may, by notice to the other from time to time in the manner herein provided, specify a different address for notice purposes.

     Section 7.4 Attorneys' Fees. If Buyer or Seller brings an action at law or other proceeding against the others to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and attorneys' fees.


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

     Section 7.5 Successors. This Agreement shall be binding upon Buyer, Seller and their respective successors and assigns. Notwithstanding the foregoing, the rights and obligations of Seller under this Agreement may not be assigned without the prior written consent of Buyer, which consent may be given or withheld in the sole and absolute discretion of Buyer. Buyer may, however, assign its rights and obligations hereunder without the consent of Seller.

     Section 7.6 Waiver. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Buyer or Seller of a breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     Section 7.7 Invalidity. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

     Section 7.8 Governing Law. EXCEPT WHERE FEDERAL LAW IS APPLICABLE AND UNLESS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD OF PRINCIPLES OR CONFLICTS OF LAW).

     Section 7.9 Bulk Sales. Buyer and Seller hereby waive compliance with the notice provisions of any bulk sales statute in effect in the State. Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, losses, damages, liabilities, costs and expenses (including reasonable legal fees and expenses) paid or incurred by Buyer and arising directly or indirectly out of noncompliance with bulk sales statutes.

     Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

     Section 7.11 Entire Agreement. This Agreement, together with the other Transaction Documents, the Exhibits hereto and thereto and such other documents as are contemplated hereunder or thereunder, constitute the entire agreement of the parties in respect of the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties.

                                   Article 8.

                        BUYER'S ELECTION OF 1031 EXCHANGE

     Notwithstanding anything to the contrary in this Agreement, Buyer may elect to purchase the Property in the form of a tax-deferred exchange pursuant to
Section 1031 of the Code ("1031 Exchange"), either as a simultaneous exchange or a non-simultaneous (i.e., either a so-called "Starker deferred exchange" or a "reverse Starker deferred exchange"). In the event that Buyer shall so elect, Buyer shall give written notice to Seller and Title Insurer of such election at least two (2) days prior to the scheduled Closing Date. Seller shall fully cooperate with any such 1031 Exchange, including executing and delivering additional documents requested or approved by Buyer; provided, that Seller shall not be required to incur any additional costs or liabilities or financial obligation as a consequence of any of the foregoing exchange transactions nor shall the same delay the Closing.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

           "BUYER"                                      "SELLER"

HEALTH CARE PROPERTY INVESTORS, INC.,           ARCPI HOLDINGS, INC., a Delaware
INC., a Maryland corporation                    corporation
By:                                             By:
      ---------------------------------------         --------------------------
      Edward J. Henning                         Title:
      Senior Vice President,                          --------------------------
      General Counsel and Corporate Secretary


                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
Article 1. DEFINITIONS............................................................................................2


Article 2. PURCHASE AND SALE OF PROPERTIES and land loan..........................................................9

         Section 2.1       Sale...................................................................................9
         Section 2.2       Closing................................................................................9
         Section 2.3       Conveyance............................................................................10
         Section 2.4       Prorations............................................................................10
         Section 2.5       Costs.................................................................................11
         Section 2.6       Buyer's Costs.........................................................................11
         Section 2.7       Commitment Fee; Reimbursement of Buyer's Transaction Costs............................11
         Section 2.8       Nature of Buyer's Interest............................................................12
         Section 2.9       Early Net Wire........................................................................12
         Section 2.10      Land Loan.............................................................................12
         Section 2.11      Disbursement of Proceeds of Land Loan and Purchase Price..............................13

Article 3. CONDITIONS TO THE OBLIGATION OF BUYER TO CLOSE........................................................13

         Section 3.1       Performance...........................................................................13
         Section 3.2       Representations and Warranties; Officer's Certificates................................14
         Section 3.3       Default...............................................................................14
         Section 3.4       Recordation and Costs.................................................................14
         Section 3.5       Title Insurance.......................................................................14
         Section 3.6       Survey................................................................................15
         Section 3.7       Utilities and Access..................................................................16
         Section 3.8       Site Visits...........................................................................16
         Section 3.9       Environmental Report..................................................................16
         Section 3.10      Entitlements..........................................................................16
         Section 3.11      Physical Inspections..................................................................17
         Section 3.12      Condemnation; Casualty................................................................17
         Section 3.13      Financial Condition...................................................................17
         Section 3.14      Proceedings...........................................................................18
         Section 3.15      Records...............................................................................18
         Section 3.16      Insurance.............................................................................18
         Section 3.17      [Reserved]............................................................................18
         Section 3.18      Transaction Documents.................................................................18
         Section 3.19      Opinion of Counsel....................................................................19
         Section 3.20      Board of Directors Approval...........................................................19
         Section 3.21      Beneficiary Demand Statements.........................................................19
         Section 3.22      Tax Counsel Approval..................................................................19
         Section 3.23      [Reserved]............................................................................19
         Section 3.24      Appraisal.............................................................................19
         Section 3.25      Due Diligence.........................................................................19
         Section 3.26      Health Care Licenses..................................................................19

                                       i


                                                                                                               Page
                                                                                                               ----

Article 4. CONDITIONS TO THE OBLIGATION OF SELLER TO CLOSE.......................................................20

         Section 4.1       Performance...........................................................................20
         Section 4.2       Representations and Warranties........................................................20
         Section 4.3       Transaction Documents.................................................................20

Article 5. REPRESENTATIONS AND WARRANTIES........................................................................20

         Section 5.1       By Seller and its Applicable Affiliates...............................................20
         Section 5.2       By Buyer..............................................................................25

Article 6. COVENANTS OF THE PARTIES AND OTHER MATTERS............................................................25

         Section 6.1       Covenants of Seller...................................................................25
         Section 6.2       Notification of Changes...............................................................26
         Section 6.3       Effect Transaction....................................................................26
         Section 6.4       Indemnification.......................................................................27

Article 7. MISCELLANEOUS.........................................................................................27

         Section 7.1       Survival..............................................................................27
         Section 7.2       Brokers...............................................................................27
         Section 7.3       Notices...............................................................................27
         Section 7.4       Attorneys' Fees.......................................................................28
         Section 7.5       Successors............................................................................29
         Section 7.6       Waiver................................................................................29
         Section 7.7       Invalidity............................................................................29
         Section 7.8       Governing Law.........................................................................29
         Section 7.9       Bulk Sales............................................................................29
         Section 7.10      Counterparts..........................................................................29
         Section 7.11      Entire Agreement......................................................................29

Article 8. buyer's election of 1031 exchange.....................................................................29


EXHIBITS

Exhibit A        -         Legal Description of the Land
Exhibit B        -         Form of Bill of Sale and Assignment
Exhibit C        -         Allocation of Base Purchase Price
Exhibit D        -         Real Property Tax Assessor's Parcel Numbers
Exhibit E        -         Itemized List of Personal Property
Exhibit F        -         Legal Descriptions of Land Loan Secured Property
Exhibit G        -         Allocated Amounts for Title Insurance
Exhibit H        -         List of Commercial Occupancy Arrangements

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